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                                                                     Exhibit 4.3

                              LOMAK PETROLEUM, INC.
                            1997 STOCK PURCHASE PLAN

                                    ARTICLE I

                                     PURPOSE

      The purpose of the Plan is to provide Eligible Persons, as defined herein, of Lomak Petroleum, Inc. (the "Company") with an opportunity to purchase Common Stock of the Company and thereby participate in the growth and future prospects of the Company. Each Participant will be entitled to purchase Common Stock at prices ranging from between 50% to 85% of the then fair market value of Common Stock. The Plan is not intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                                   DEFINITIONS

      The following terms, when capitalized, shall have the meanings specified below unless the context clearly indicates to the contrary.

      2.1 "Board of Directors" shall mean the Board of Directors of the Company.

      2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      2.3 "Committee" or "Stock Purchase Plan Committee" shall mean the Stock Purchase Plan Committee appointed by the Board of Directors in accordance with Article III of the Plan.

      2.4 "Committee Member" shall mean any past, present or future member of the Committee.

      2.5 "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

      2.6   "Company" shall mean Lomak Petroleum, Inc., a Delaware corporation.

      2.7 "Effective Date" shall mean the date the Plan is declared operative by the Board of Directors.

      2.8 "Eligible Person" shall, with respect to any Purchase Date, mean only those persons who are officers, directors, key employees or consultants of the Company, as determined in the discretion of the Committee.

      2.9 "Offering" shall mean the offering of shares of Common Stock to Eligible Persons pursuant to the Plan that occurs on each Purchase Date or on such other date or dates as the Committee may determine.

      2.10 "Participant" shall mean an Eligible Person who elects to participate in the Plan.

      2.11 "Plan" shall mean the Lomak Petroleum, Inc. 1997 Stock Purchase Plan, as amended.

      2.12 "Plan Year" shall mean each calendar year during the term of the Plan commencing on January 1, 1997.

      2.13 "Preferred Stock" shall mean the Preferred Stock, $1 par value per share, of the Company.

      2.14 "Purchase Amount" shall mean an amount, not less than $1,000 in any Plan Year and not more than such amounts as may from time to time be determined by the Committee, to be applied to the purchase of Common Stock pursuant to this Plan.

      2.15 "Purchase Date" shall mean the last business day of March, June, September and December in each Plan Year or any such other date or dates as the Committee may determine.

      2.16 "Stock Purchase Account" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. All Accounts shall be fully vested at all times. The Committee


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            may create special types of Stock Purchase Accounts for
            administrative reasons, even though the Stock Purchase Accounts are not expressly authorized by the Plan.

      2.17  "Vested" shall mean non-forfeitable.

      The masculine gender, whenever used in this Plan, includes the feminine, the singular includes the plural and the plural includes the singular unless the context otherwise requires.

                                   ARTICLE III

                             ADMINISTRATION OF PLAN

      The Plan shall be administered by the Stock Purchase Plan Committee appointed by the Board of Directors and shall consist of three persons, all of whom shall be either directors or employees of the Company. Members of the Committee may be removed at any time by the Board of Directors and the Board of Directors shall have the power to fill any vacancy which may occur in the Committee. The Committee shall have full and final authority to make rules and regulations, subject to the express provisions of the Plan, for the administration of the Plan, to decide who shall be Eligible Persons and Participants in the Plan to determine, the maximum Purchase Amount, to determine the method and times of purchase of shares of Common Stock, to determine the purchase price of any shares of Common Stock sold to Participants hereunder, and to settle any disputes which may arise under the terms of the Plan. The Committee's interpretations and decisions with regard to the provisions of the Plan and any rules or regulations promulgated thereunder shall be final and conclusive. A majority of the Committee shall constitute a quorum, and acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee.

                                   ARTICLE IV

                                     SHARES

      There shall be 500,000 shares of Common Stock reserved under the Plan, subject to adjustment in accordance with Article XIV hereof. The shares of Common Stock subject to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired on the open market or otherwise for the account of the Participants. The Committee shall determine from time to time whether the shares of Common Stock shall be authorized but unissued shares or reacquired shares.

                                    ARTICLE V

                     ENTRY INTO THE PLAN; PAYMENT FOR SHARES

      The Committee shall determine, prior to any Purchase Date, the number of shares that any Eligible Person shall be entitled to purchase on such Purchase Date pursuant to the Plan. An Eligible Person may become a Participant in the Plan only by filing with the Committee, at the address of the Company, a consent, in such form as the Committee shall approve, to become a Participant. The method of payment for the purchase of shares of Common Stock shall be determined by the Committee and may include, without limitation, cash, promissory notes, payroll deductions or any other method or combination thereof. No share of the Company's Common Stock may be issued to a Participant until such time as the Share has been fully paid for as provided above.


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                                   ARTICLE VII

                               PURCHASE OF SHARES

      On each Purchase Date, the amount credited to each Participant's Stock Purchase Account shall be applied to purchase, in the manner and on the terms herein provided, the number of whole shares of Common Stock determined by dividing (a) the amount theretofore contributed by the Participant pursuant to
Article V hereof and not theretofore applied to the purchase of Common Stock by
(b) the purchase price per share of Common Stock as determined pursuant to
Article VIII hereof. Any amount remaining in a Participant's Stock Purchase Account shall be held in such account and applied to the purchase of shares of Common Stock on the next Purchase Date, as determined by the Committee. Except as a holder of shares of Common Stock purchased for a Participant's account, a Participant shall have no greater rights with respect to his Stock Purchase Account than an unsecured creditor of the Company.

                                  ARTICLE VIII

                                 PURCHASE PRICE

      The purchase price per share of any shares of Common Stock sold to any Participant hereunder shall, in the discretion of the Committee in respect of any Purchase Date, be between fifty percent (50%) and eighty-five percent (85%) of the fair market value (including transaction costs) of shares of Common Stock on the Purchase Date. In determining the purchase price per share of any shares of the Company's Common Stock sold to any Participants hereunder, the Committee may consider a number of factors, including the performance and future prospects of the Company and the relationship of the fair market value of the Company's Common Stock to other indicia of value. Anything herein to the contrary notwithstanding, the purchase price for shares of authorized but unissued Common Stock of the Company purchased pursuant to this Plan shall not be less than the par value of the Common Stock. For purposes of the Plan, the fair market value of shares of Common Stock on any date shall be determined as follows:

      (a) If the Common Stock is then listed on a national securities exchange, the "fair market value" shall be the closing price of a share of Common Stock on such exchange on the last preceding business day on which shares of Common Stock were traded.

      (b) If the Common Stock is then not listed on a national securities exchange, the "fair market value" shall be the closing price of a share of Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market - National Market System ("Nasdaq") on that date or as reported on such other similar system then in use.

      (c) If the Common Stock is not then reported by Nasdaq or by such other similar system then in use, the "fair market value" shall be the closing big price as furnished by a professional market maker making a market in the Common Stock as selected by the Board of Directors.

      (d) If neither (a), (b) nor (c) applies, the "fair market value" shall be determined in good faith by the Committee. Such determination shall be binding on all persons.

      (e) In any event, the "fair market value" shall be adjusted to include actual transaction costs and expenses, including broker commissions and fees, stock transfer taxes and the like, of reaquisition of shares of Common Stock on the open market or otherwise.


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                                   ARTICLE IX

                     ISSUANCE OF SHARES; STOCK CERTIFICATES

      The shares of Common Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Purchase Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

      As soon as practicable after each Purchase Date, the Company will credit to each Participant's Stock Purchase Account, all whole shares purchased by each Participant on such Purchase Date. Certificates representing Common Stock purchased pursuant to the Plan may be registered in nominee or broker name or in the name of the Participant, unless the Participant shall otherwise instruct the Committee. The Company will deliver, or cause to be delivered, a certificate for the number of shares purchased if requested by the Participant. All dividends paid with respect to the shares in a Participant's Stock Purchase Account shall be credited to such account, and, unless the Participant otherwise elects, dividends credited to his Stock Purchase Account will be automatically applied to the purchase of whole shares of Common Stock on the next succeeding Purchase Date. With respect to shares of Common Stock purchased for the account of a Participant, the Participant shall be entitled to vote or to consent as a stockholder to any action with respect to which other stockholders of the Company are entitled to vote or give consent.

                                    ARTICLE X

                                   WITHDRAWAL

      A Participant may withdraw from the Plan at any time during a Plan Year, upon at least thirty days prior written notice, by filing a written notice of withdrawal. Upon a Participant's withdrawal, the entire amount credited to his Stock Purchase Account and not previously applied to the purchase of Common Stock shall be promptly refunded to him. Partial withdrawal will not be permitted. Any Participant who withdraws from the Plan may again become a Participant hereunder in accordance with Article V hereof.

                                   ARTICLE XI

                TERMINATION OF EMPLOYMENT OR AGENCY RELATIONSHIP

      In the event of termination of the employment or retention relationship between a Participant and the Company, for any reason, including death or permanent disability (as defined in Section 22(e) (3) of the Code), the entire amount credited to his Stock Purchase Account and not previously applied to the purchase of Common Stock shall promptly be refunded to the Participant, or to the Participant's estate.

                                   ARTICLE XII

                   PROCEDURE IF INSUFFICIENT SHARES AVAILABLE

      In the event that on any Purchase Date the aggregate funds available under the Plan for the purchase of shares of Common Stock would purchase a greater number of shares than the number of shares then available for purchase under the Plan, the Committee shall proportionately reduce the number of shares to be purchased by each Participant on such Purchase Date in order to eliminate such deficiency, and the Plan shall terminate immediately after such Purchase Date.


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                                  ARTICLE XIII

                             RIGHTS NOT TRANSFERABLE

      Neither credit balances in a Participant's Stock Purchase Account nor any right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, hypothecated or disposed of in any way and any attempted transfer or disposition thereof shall be null and void. If a Participant attempts to assign, transfer, pledge, hypothecate or dispose of in any way, except by will or by the applicable laws of descent and distribution, any such interest under the Plan, he shall be deemed to have requested withdrawal from the Plan and the provisions of Article X hereof shall apply with respect to such Participant.

                                   ARTICLE XIV

                RECAPITALIZATION; EFFECT OF CERTAIN TRANSACTIONS

      The aggregate number of shares of Common Stock reserved for purchase under the Plan as provided in Article IV hereof shall be appropriately adjusted by the Board of Directors to reflect a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, liquidation or other similar changes or transactions by the Company.

                                   ARTICLE XV

                      TERMINATION AND AMENDMENT OF THE PLAN

      The Plan shall continue in effect through January 1, 2007, unless terminated prior thereto pursuant to Article XII hereof or pursuant to the next succeeding sentence. The Board of Directors shall have the right to terminate the Plan at any time. In the event of expiration or termination of the Plan pursuant to this Article, the entire amount credited to the Stock Purchase Account of each Participant hereunder and not theretofore applied to the purchase of Common Stock shall be refunded to each such Participant.

      The Board of Directors may from time to time make such amendments or modifications to the Plan as it shall deem advisable, provided, however, that no such action shall prejudice or diminish any right of any Participant hereunder which shall have theretofore accrued. Other than as expressly set forth herein, the Board of Directors may not amend the Plan if such amendment would increase the cost thereof to the Company other than with the affirmative vote of a majority in interest of the Company's stockholders.

                                   ARTICLE XVI

                            APPLICATION OF THE FUNDS

      All funds withheld by the Company pursuant to the Plan which have not been applied to the purchase of Common Stock may be used for any corporate purpose by the Company.

                                  ARTICLE XVII

                          INDEMNIFICATION OF COMMITTEE

      In addition to such other rights of indemnification as they may have as directors or officers of the Company or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for willful misconduct in the performance of his duties.


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                                  ARTICLE XVIII

                         TERMINATION OF RIGHT OF ACTION

      Every right of action arising out of or in connection with the Plan by or on behalf of any Participant under the Plan against the Company, or any Committee Member will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such Participant or Committee Member, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have arisen.

                                   ARTICLE XIX

                               REGULATORY MATTERS

      The purchase of Common Stock on behalf of the Participants pursuant to the Plan, the issuance of Common Stock to the Participants pursuant to the Plan and the transfer of Common Stock by participants acquired pursuant to the Plan shall be subject to compliance with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the requirements of any stock exchange upon which the Common Stock may then be listed and shall be subject to prior approval by the Company's legal counsel with respect to all legal matters in connection therewith.

                                   ARTICLE XX

                                  CONSTRUCTION

      This Plan shall be construed and enforced in accordance with the laws of the State of Delaware.


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